UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010 (June 29, 2010)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 29, 2010, Dividend Capital Total Realty Trust Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) in Denver, Colorado for the purpose of: (i) electing individuals to serve as the Company’s directors as provided in its charter and (ii) ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The total number of shares of common stock entitled to vote at the Annual Meeting was 184,363,716, of which 93,152,431 shares, or approximately 51%, were present by proxy or in person.

The following sets forth the results of the election of directors:

Name of Director	For	Withheld
John A. Blumberg	87,814,899	5,337,532
Charles B. Duke	87,851,261	5,301,170
Daniel J. Sullivan	87,828,091	5,324,340
John P. Woodberry	87,828,520	5,323,911

There was no solicitation in opposition to the foregoing nominees by stockholders. The terms of office for John A. Blumberg, Charles B. Duke, Daniel J. Sullivan and John P. Woodberry continued after the Annual Meeting.

The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was approved by the stockholders with 86,389,998 votes “For” 1,157,975 votes “Against” and 5,604,458 votes “Abstained”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

June 30, 2010

	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer